Exhibit 99.2
KnowledgeStorm, Inc.

BALANCE SHEET
(Unaudited)

September 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$216,704
Prepaid license and services	158,581
Accounts receivable, net of allowance for doubtful accounts of $255,758 at September 30, 2007	2,242,935

Total current assets	2,618,220

Property and equipment, net	806,577

Other assets	39,361

Total assets	$3,464,158

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$330,724
Accrued expenses	709,470
Current maturities of debt	194,214
Line of credit	1,900,000
Deferred revenue	2,338,294

Total current liabilities	5,472,702

Other long-term liabilities	257,892

Long-term loan payable	125,000

Redeemable stock
Redeemable convertible preferred stock Series A, $0.001 par value; $26,016,197 liquidation value; 35,000,000 shares authorized; 32,069,654 shares issued and outstanding at September 30, 2007	25,985,314

Stockholders' deficit
Common stock; $0.001 par value; 70,000,000 shares authorized; 561,151 shares issued and outstanding at September 30, 2007	561
Additional paid-in capital	6,335,945
Accumulated deficit	(34,713,256)

Total stockholders' deficit	(28,376,750)

Total liabilities and stockholders' deficit	$3,464,158

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

KnowledgeStorm, Inc.

STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2007	September 30, 2006

Revenues	$13,303,904	$13,549,458

Operating expenses
Marketing and advertising	1,970,727	1,741,680
Depreciation	271,129	289,915
Salaries and benefits	9,472,040	9,496,180
General and administration	2,394,531	2,103,891
	14,108,427	13,631,666

Operating loss	(804,523)	(82,208)

Other income (expense)
Interest income	-	20,178
Interest expense	(131,142)	(66,816)
	(131,142)	(46,638)

Net loss before income tax expense	(935,665)	(128,846)

Income tax expense	-	-

Net loss	$(935,665)	$(128,846)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2
KnowledgeStorm, Inc.

STATEMENTS OF STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity

Balance December 31, 2006	556,027	$556	$6,327,589	$(32,655,833)	$(26,327,688)

Series A preferred stock dividends ($0.046664 per share)				(1,121,758)	(1,121,758)
Share-based compensation			7,242		7,242
Stock options exercised	5,124	5	1,114		1,119
Net loss				(935,665)	(935,665)

Balance September 30, 2007	561,151	$561	$6,335,945	$(34,713,256)	$(28,376,750)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

KnowledgeStorm, Inc.

STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2007	September 30, 2006
Cash flows used in operating activities:
Net loss	$(935,665)	$(128,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	271,129	289,915
Share-based compensation	7,242	-
Decrease (increase) in:
Restricted cash	-	-
Accounts receivable	242,755	705,499
Prepaid expenses	81,887	104,758
Other assets	8,071	(16,680)
Increase (decrease) in:
Accounts payable	(400,781)	9,153
Accrued expenses	(96,904)	(286,481)
Deferred revenue	88,970	(1,149,813)
Other liabilities	55,655	23,430

Net cash used in operating activities	(677,641)	(449,065)

Cash flows used in investing activities:
Purchases of property and equipment	(53,992)	(430,955)

Net cash used in investing activities	(53,992)	(430,955)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,119	15,569
Proceeds from sale of series A preferred stock,net of issuance costs	-	-
Proceeds from issuance of loan payable	-	500,000
Repayments of loan payable	(148,158)	(66,980)
Proceeds from line of credit	750,000	-

Net cash provided by financing activities	602,961	448,589

Net increase (decrease) in cash and cash equivalents	(128,672)	(431,431)

Cash and cash equivalents at beginning of year	345,376	1,131,034

Cash and cash equivalents at end of period	$216,704	$699,603

Supplemental disclosure of noncash activities
Cash paid for interest	$131,142	$66,816

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

KnowledgeStorm, Inc.

NOTES TO FINANCIAL STATEMENTS

September 30, 2007
(Unaudited)

NOTE A – UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying interim balance sheet as of September 30, 2007, and the statements of operations and cash flows for the nine months ended September 30, 2007 and 2006, and the statement of stockholders' deficit for the nine months ended September 30, 2007 are unaudited.  These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim information and with Article 10 of Regulation S-X.  In the opinion of the Company's management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments consisting of normal recurring adjustments necessary for the fair presentation of the Company's financial position at September 30, 2007 and its results of operations and cash flows for the nine months ended September 30, 2007 and 2006.  The results of operations for the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for any other interim period or any fiscal year.

These unaudited interim financial statements should be read in conjuction with the audited financial statements for KnowledgeStorm, Inc. filed as Exhibit 99.1 of the Current Report on Form 8-K/A of TechTarget, Inc. dated January 22, 2008.